(212) 450-4800


                                                           August 21, 1995

Morgan Stanley Group Inc.
1251 Avenue of the Americas
New York, NY  10020

Attention:  Ms. Debra Aaron


         Re:   9,000,000 Nikkei 225 Index Call Warrants
               Expiring August 15, 1997
               ________________________________________

Dear Sirs/Madams:

               We have acted as special tax counsel for Morgan Stanley Group, Inc. in connection with the registration of 9,000,000 Nikkei 225 Index Call Warrants Expiring August 15, 1997. In connection therewith, we have reviewed the discussion set forth under the caption "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" (the "Discussion") in the prospectus supplement dated August 16, 1995 (the "Prospectus Supplement"). We hereby confirm our opinion that the Discussion is accurate.

               We hereby consent to the use of our name under the caption "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus Supplement. The issuance of such a consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.


                                       Very truly yours,


                                       /s/ Davis Polk & Wardwell